Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form F-1 of our report dated July 23, 2026 relating to the financial statements of Sensing4D AI Ltd appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, China

October 21, 2026

BEIJING OFFICE ● Units 4606-4609 ● China World Tower B ● No. 1 Jian Guo Men Wai Avenue ● Chaoyang District, Beijing ● 100020

Phone 8610.8518.7992 ● Fax 8610.8518.7993 ● www.marcumasia.cn